UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 16, 2011
Date of report (Date of earliest event reported)
SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 16, 2011, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of SurModics, Inc. (the “Company”) approved the eligibility of Arthur J. Tipton, Ph.D., Senior Vice President and General Manager, Pharmaceuticals, to receive severance benefits under the Company’s severance plan for nonexecutive officer employees of its Pharmaceuticals business. Under the plan, Dr. Tipton will be eligible to receive certain severance benefits if, at anytime prior to or within twelve (12) months following a change in control of the Company’s Pharmaceuticals business, his employment with such business is terminated as a result of a reduction-in-force, reorganization, or job elimination. In such an event, Dr. Tipton will receive: (1) a severance payment equal to thirty (30) weeks of his then-current annual base salary, and (2) a payment sufficient to cover the costs of continuation coverage of health and dental benefits for up to eight (8) months.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: May 20, 2011	/s/ Bryan K. Phillips Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary